UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/10/2005

MOLINA HEALTHCARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31719

DE	134204626
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of Principal Executive Offices, Including Zip Code)

562 435 3666
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01.    Regulation FD Disclosure

Despite the development described below in Item 8.01 of this Report, the Company confirms its previously issued guidance for 2005 of $2.40 - $2.45 earnings per diluted share. We have not provided guidance for 2006. We believe that the potential loss of the Riverside County and San Bernardino County contracts in 2006 will be mitigated by the anticipated positive financial impact of the San Diego acquisitions expected to close in June 2005, by the revenue from enrollment gains in our start-up operation in Indiana, and by higher interest income.

Note: The information in Item 7.01 of this Report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information in this Item is not intended to, and does not, constitute a determination or admission by the Company that the information furnished is material or complete, or that investors should consider this furnished information before making an investment decision with respect to any security of the Company.

Item 8.01.    Other Events

In March 2004, the California Department of Health Services (DHS) had issued a Request for Proposal (RFP) with respect to those California counties participating in the "Two-Plan Model." The counties subject to the RFP included both Riverside County and San Bernardino County in which the Company's California subsidiary, Molina Healthcare of California, currently has contracts. On May 10, 2005, DHS announced its intent to award the contracts for each of Riverside County and San Bernardino County to a health plan other than Molina Healthcare of California. Molina Healthcare of California intends to pursue all of its options regarding the contract awards, including its rights of appeal.

The current contracts of Molina Healthcare of California for Riverside County and San Bernardino County run through March 31, 2006, and have a six-month advance notice provision for termination by DHS. The total enrollment under the two contracts as of March 31, 2005 was 96,492 members. We estimate that the revenues for 2005 from the Riverside County and San Bernardino County contracts will be approximately $111 million, with profitability consistent with 2005 guidance.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 11, 2005.	By:	/s/ Mark L. Andrews
Mark L. Andrews
Executive Vice President, General Counsel